UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 15, 2013

CHYRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 12, 2013, Chyron Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market (the “Notice”). NASDAQ Listing Rule 5450(b)(1)(A) requires companies listed on the NASDAQ Global Market to maintain a minimum of $10,000,000 in stockholders’ equity. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 8, 2013, the Company’s stockholders’ equity as of December 31, 2012 did not meet this requirement.

In accordance with NASDAQ Listing Rules, the Company had 45 calendar days from the date of the Notice to submit to NASDAQ a plan to regain compliance with this continued listing requirement. On April 22, 2013, the Company submitted to NASDAQ its plan to regain compliance with the minimum stockholders’ equity requirement. On May 15, 2013, NASDAQ granted the Company an extension to regain compliance with the stockholders’ equity requirement until August 15, 2013, by which date the Company will be required to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Company anticipates that as a result of its proposed transaction with Hego Aktiebolag (“Hego”), to be acted upon at the Company’s annual meeting of stockholders on May 22, 2013, the Company’s stockholders’ equity resulting from the combination of its financial results with those of Hego will exceed $10,000,000, and that the Company will therefore regain compliance with the stockholders’ equity requirement. Hego is a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries. The Company intends to submit a notice to NASDAQ prior to August 15, 2013, evidencing the Company’s compliance with this requirement.

NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may again be subject to delisting. In the event that NASDAQ would delist the Company, the Company may apply to transfer the listing of its common stock to the NASDAQ Capital Market (which has a lower stockholders’ equity requirement for continued listing) if, at that time, it satisfies all of the criteria for initial listing on the NASDAQ Capital Market. If the Company does not transfer its common stock to the NASDAQ Capital Market, NASDAQ will notify the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

Date: May 16, 2013	By:	/s/ Jerry Kieliszak
	Name:	Jerry Kieliszak
	Title:	Senior Vice President and
Chief Financial Officer

May 16, 2013